SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 30, 2009

OmniReliant Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-51599	54-2153837
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

14375 Myerlake Circle
Clearwater, FL 33760
 (Address of principal executive offices) (zip code)

(727) 230-1031
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Copies to:
Darrin M. Ocasio, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32 nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities
Item 3.03	Material Modification to Rights of Security Holders.

On September 30, 2009, the Board of Directors of OmniReliant Holdings, Inc. (the “Company”) approved an amendment to the exercise price of the previously issued warrant (the “Warrant”) held by Vicis Capital Master Fund (“Vicis”) to purchase 97,606,276 shares of the Company’s common stock from $0.25 to $0.2029 per share (the “Amendment”).  In consideration for the Amendment, Vicis agreed to exercise the Warrant in part to purchase 27,606,276 shares of the Company’s Common Stock at the amended exercise price of $0.2029 per share.  Vicis is the Company’s majority stockholder and is the beneficial owner of 95.98% of the Company’s issued and outstanding stock.

Pursuant to a placement agent agreement between the Company and Midtown Partners & Co, LLC (“Midtown”), and in connection with the exercise of the Warrant in part by Vicis, the Company issued to Midtown a warrant to purchase 1,380,314 shares of the Company’s common stock at an exercise price of $0.2029 per share (the “Midtown Warrant”).  The Midtown Warrant is exercisable for ten years from the date of issuance.  The Warrant is exercisable on a cashless basis at any time from the date of issuance.

Item 9.01	Financial Statements and Exhibits

4.1	Form of Vicis Capital Master Fund Warrant
4.2	Form of Midtown Partners & Co, LLC Warrant

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OmniReliant Holdings, Inc.

Dated: October 9, 2009	By: /s/ Paul Morrison
Name: Paul Morrison
Title: Chief Executive Officer